Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Larry Hollatz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Numerical Technologies, Inc. on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such 10Q fairly presents in all material respects the financial condition and results of operations of Numerical Technologies, Inc.

By:	/s/ LARRY HOLLATZ
Larry Hollatz Chief Executive Officer

Dates November 12, 2002

I, Richard S. Mora certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Numerical Technologies, Inc. on Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such 10Q fairly presents in all material respects the financial condition and results of operations of Numerical Technologies, Inc.

By:	/s/ RICHARD S. MORA
Richard S. Mora Chief Financial Officer

Dated November 12, 2002